Exhibit 23.1

MOEN AND COMPANY
CHARTERED ACCOUNTANTS
Member:
Canadian Institute of Chartered Accountants	Securities Commission Building
Institute of Chartered Accountants of British Columbia	PO Box 10129, Pacific Centre
Institute of Management Accountants (USA) (From 1965)	Suite 1400 - 701 West Georgia Street
Vancouver, British Columbia
Registered with:	Canada V7Y 1C6
Public Company Accounting Oversight Board (USA) (PCAOB)	Telephone: (604) 662-8899
Canadian Public Accountability Board (CPAB)	Fax: (604) 662-8809
Canada - British Columbia Public Practice Licence	Email: moenca@telus.net

January 28, 2005

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 2005, included in the Registration Statement on Form SB-2 and related Prospectus of Middle Kingdom Resources Ltd. for the registration of shares of its common stock.

Yours very truly,

MOEN AND COMPANY,
 Chartered Accountants

/s/ Moen and Company
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